UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32389 (Commission file number)	41-2111139 (IRS Employer Identification No.)

600 North Hurstbourne Parkway Suite 300 Louisville, Kentucky 40222 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

10172 Linn Station Road Louisville, Kentucky 40223 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
On August 31, 2012, NTS Realty Holdings Limited Partnership (the “Company”) issued a press release to announce that the board of directors of its managing general partner, NTS Realty Capital, Inc., received a non-binding proposal from NTS’ founder and Chairman, Mr. J.D. Nichols and Mr. Brian F. Lavin, its Chief Executive Officer, for a going private transaction.  The proposal contemplates the acquisition of all of the public limited partnership interests of the Company not already beneficially owned by Messrs. Nichols and Lavin at a price of $5.25 per share in cash.  The press release also announced that the board of directors intends to appoint independent directors Messrs. Mark D. Anderson, John P. Daly and John S. Lenihan (the “Special Committee”) to be empowered to, among other things, consider the proposal.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated August 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Executive Vice President and CFO
Date:	August 31, 2012

EXHIBIT INDEX

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated August 31, 2012

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